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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  April 9, 1999
                Date of Report (Date of earliest event reported)




                            MEMBERWORKS INCORPORATED
                            ------------------------
             (Exact name of registrant as specified in its charter)





      DELAWARE                        0-21527                    06-1276882
      --------                ------------------------       -------------------
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)





9 West Broad Street
Stamford, Connecticut                                                  06902
----------------------------------------                            ----------
(Address of principal executive offices)                            (Zip Code)





                                 (203) 324-7635
                                 --------------
                         (Registrant's telephone number,
                              including area code)



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                            MEMBERWORKS INCORPORATED
                                INDEX TO FORM 8-K


ITEM 5. OTHER EVENTS AND EXHIBITS.

On April 9, 1999, pursuant to an Agreement and Plan of Reorganization dated as of April 9, 1999, MemberWorks Incorporated, (the "Registrant"), a Delaware Corporation, consummated a merger (the "Quota-Phone Merger") whereby QP Acquisition Corp., a New York corporation and wholly-owned subsidiary of MemberWorks, was merged with and into Quota-Phone, Inc., a New York corporation ( "Quota-Phone"), with Quota-Phone surviving the merger as a wholly owned subsidiary of the Registrant. Quota-Phone is a privately held wholesale provider of discount shopping services and "no-expiration" coupon programs to a range of financial services and network marketing companies.

In the Quota-Phone Merger, which has been accounted for as a purchase for financial accounting and reporting purposes, 100 shares of common stock, no par value, of Quota-Phone ("Quota-Phone Stock") issued and outstanding immediately prior to the effective time of the Quota-Phone Merger (the "Quota-Phone Effective Time") were exchanged for (i) $7,750,000 in cash; and (ii) 41,666 shares of common stock of the Registrant (having an aggregate market value on the date of issuance of approximately $1,500,000).

The consideration received by holders of Quota-Phone Stock in the Quota-Phone Merger and the other material terms of the Quota-Phone Agreement and related transaction documents were determined by arms-length negotiations between the Registrant and Quota-Phone.



Exhibits.

The following exhibits are included as part of this report:

99.1     Press release of Registrant, dated April 12, 1999.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              MEMBERWORKS INCORPORATED
                                              (Registrant)


Date:  April  27, 1999                         By:   /s/ Gary A. Johnson
                                                     -------------------
                                               Gary A. Johnson, President and
                                               Chief Executive Officer